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                                                                     Exhibit 5.1


                   [letterhead of Jones, Day, Reavis & Pogue]



                                 August 4, 1997


Shoppers Food Warehouse Corp.
SFW Holding Corp.
4600 Forbes Boulevard
Lanham, Maryland 20706

                   Re:    Shoppers Food Warehouse Corp.
                          9 3/4% Senior Notes due 2004
                          -----------------------------

Ladies and Gentlemen:

          We have acted as counsel to Shoppers Food Warehouse Corp. (the "Company") and SFW Holding Corp. (the "Guarantor"), each a Delaware corporation, in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") filed by the
                                         ----------------------
Company and the Guarantor under the Securities Act of 1933, as amended (the

"Act"), for the purpose of registering the Company's offer to exchange (the
 ---
"Exchange Offer") $200,000,000 aggregate principal amount of the Company's new 9
---------------
3/4% Senior Notes due 2004 (the "Exchange Notes") for an equal principal amount
                                 --------------
of the Company's outstanding 9 3/4% Senior Notes due 2004 (the "Outstanding
                                                                -----------
Notes").  The Outstanding Notes have been, and the Exchange Notes will be,
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issued pursuant to the Indenture dated as of June 26, 1997 (the "Indenture"), by
                                                                 ---------
and among the Company, the Guarantor and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Exchange Notes will be guaranteed
                              -------
(the "Guarantee") by the Guarantor.  Terms used herein shall have the meanings
      ---------
assigned to them in the Indenture, unless otherwise defined herein.

          We have examined the Indenture, the Registration Statement and such other documents, records, certificates of public officials and other instruments and matters of law as we have deemed necessary or advisable for purposes of this opinion, and based thereupon we are of the opinion that:

          1. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor.

          2. The Guarantee has been duly authorized, executed and delivered by the Guarantor.
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Shoppers Food Warehouse Corp.
SFW Holding Corp.
August 4, 1997
Page 2

          3. When the Exchange Notes (substantially in the form filed as an exhibit to the Registration Statement) have been duly authorized by the Company and have been duly executed and authenticated in accordance with the Indenture and duly delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will constitute valid, binding and enforceable obligations of the Company.

          4. When the Exchange Notes (substantially in the form filed as an exhibit to the Registration Statement) have been duly authorized by the Company and have been duly executed and authenticated in accordance with the Indenture and duly delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Guarantee of the Exchange Notes will constitute a valid, binding and enforceable obligation of the Guarantor.

          The opinions expressed in paragraphs 3 and 4 above are subject to the following qualifications and limitations:

         (a) The enforceability of the Indenture and the Guarantee and each Exchange Note is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

         (b) For purposes of such opinions, insofar as they relate to the Guarantor, we have assumed that the obligations of the Guarantor under the Guarantee are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes and necessary or convenient to the conduct, promotion or attainment of its business;

         (c) Insofar as any provisions contained in the Indenture, the Guarantee or an Exchange Note provide for indemnification or contribution, the enforceability thereof may be limited by public policy considerations; and
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Shoppers Food Warehouse Corp.
SFW Holding Corp.
August 4, 1997
Page 3



         (d) The availability of specific performance or injunctive relief is subject to the discretion of the court requested to grant any such remedy.

          No opinion is expressed as to the effect of the laws of any jurisdiction other than the States of New York and Delaware and the Federal laws of the United States of America.


          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Validity of the Senior Notes" in the Prospectus constituting a part of the Registration Statement.

                                     Very truly yours,



                                     Jones, Day, Reavis & Pogue